UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 29, 2012

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On April 25, 2014 (“Closing Date”), Bullfrog Gold Corp. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) for an unsecured 12.5% convertible promissory note (the “Note”) with NPX Metals, Inc (“NPX”), as the lender, in the amount of $220,000. The Note proceeds will be used to fund the Klondike Project located in Nevada and for general corporate purposes. The Company will pay an arrangement fee of 10% of the Note and issued 220,000 warrants to purchase one full share at a price of $0.35 within three years from the Closing Date. The Note principal and unpaid accrued interest will be due and payable 24 months from the Closing Date.

During the term of the Note, NPX may elect by giving five days to convert their Note and any accrued but unpaid interest thereon, into shares of the Company’s common shares at a conversion price equal to $0.25 per common share. Additionally, for each common share purchased there will be a three year warrant to purchase hundred percent of the number of shares purchased at a per share exercise price of $0.35.

The foregoing is not a complete summary of the terms of the SPA, and is qualified in its entirety by reference to the complete text of the SPA, the Convertible Promissory Note and the Form of Warrant attached as Exhibits 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K, which are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No .	Description

10.1	Securities Purchase Agreement dated April 25, 2014
10.2	Convertible Promissory Note date April 25, 2014
10.3	Form of Warrant

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2014	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer